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                                   EXHIBIT 5

              OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                April 23, 1999


Rhythms NetConnections Inc.
6933 South Revere Parkway
Englewood, Colorado  80112

          Re: Rhythms NetConnections Inc. - Registration Statement for Offering of an Aggregate of 9,361,944 Shares of Common Stock

Dear Ladies and Gentlemen:

          We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 9,361,944 shares of common stock (the "Shares") and related stock options and stock purchase rights under the Rhythms NetConnections Inc. 1999 Stock Incentive Plan (the "Incentive Plan") and the Rhythms NetConnections Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan")

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements or stock issuance agreements duly authorized under the Incentive Plan and the stock purchase agreements duly authorized under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan or the Shares.


                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP